EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



         Parent
         ------

         FirstBank Corp.

                                            Percentage       Jurisdiction or
         Subsidiaries (1)                  of Ownership   State of Incorporation
         ----------------                  ------------   ----------------------

         FirstBank Northwest                  100%              United States

         Tri-star Financial Corporation       100%              Idaho


         (1) These subsidiaries were acquired by the parent effective July 1, 1997. The operations of the Registrants's subsidiaries are included in the Registrant's combined financial statements.